EXHIBIT 99.1

QCR Holdings, Inc. Announces Complete Redemption of $14.9 Million in Remaining Small Business Lending Fund Preferred Stock and Filing of Form S-3 Shelf Registration Statement

MOLINE, Ill., June 30, 2014 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today made two significant announcements regarding the Company's capital structure.

Complete Redemption of $14.9 Million in Remaining
Small Business Lending Fund Preferred Stock

The Company had originally issued $40.1 million in Small Business Lending Fund ("SBLF") Preferred Stock to the United States Department of the Treasury ("Treasury") under the Small Business Lending Fund Program in September of 2011, and had previously redeemed $10.2 million of this Preferred Stock in June of 2012 and another $15.0 million in March of 2014. With today's redemption of the final $14.9 million of SBLF Preferred Stock, the Company has completely exited the SBLF Program.

Filing of Form S-3 Shelf Registration Statement

The Company today filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission ("SEC"). When declared effective by the SEC, the registration statement will allow QCR Holdings, Inc. to issue various types of securities, including common stock, preferred stock, debt securities and/or warrants, from time to time up to an aggregate amount of $75 million. The specific terms and prices will be determined at the time of any future offering and described in a separate prospectus supplement, which would be filed with the SEC at the time of the particular offering, if any.

"We are quite pleased to have been approved by Treasury and our primary Federal regulator, the Federal Reserve Bank of Chicago, to execute this final redemption of our remaining SBLF Preferred Stock," stated Douglas M. Hultquist, President and Chief Executive Officer. "Our goal had been to completely redeem our SBLF Preferred Stock during 2014 and we are pleased to have been able to complete this during the second quarter and to have been able to accomplish this without the need for a dilutive common equity raise. In addition, we filed the shelf registration statement today to help us be in a position to more quickly take advantage of future opportunities for organic growth in our existing markets and potential acquisition opportunities."

QCR Holdings, Inc. continues to execute
on the Company's Long-Term Capital Plan

"With today's redemption of the final $14.9 million in SBLF Preferred Stock, we continue to demonstrate strong execution of our long-term capital plan," stated Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "The complete redemption of all of the Company's SBLF Preferred Stock, when combined with our December 2013 conversion of the $25 million in Series E Convertible Preferred Stock, has significantly changed our mix of capital from preferred equity to common equity. Since June of 2012 we have converted or redeemed $65.1 million of preferred equity and have now completely eliminated any ongoing preferred dividend commitment, while at the same time increasing our common equity by $40.4 million and our tangible common equity ratio from 3.94% to 5.02%. We have been able to accomplish these results without a separate common equity transaction that would have been dilutive to earnings per share and tangible book value per share."

Mr. Gipple continued, "In addition to fully converting or redeeming our preferred equity and eliminating our preferred dividend commitment, the execution of our capital plan continues to demonstrate our ability to reach our intended target of a tangible common equity ratio of 6.5% organically, through continued earnings growth and prudent management of capital. The Company and our subsidiary banks continue to maintain capital at levels well above the existing minimum requirements administered by the federal regulatory agencies. By taking the additional action of filing the shelf registration today, we are now in a position to more quickly take advantage of future opportunities for growth and potential acquisitions."

The Company expects to release second quarter 2014 earnings results on Wednesday, July 23, 2014.

The shelf registration statement has been filed with the SEC, but has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. With the acquisition of Community National Bancorporation on May 13, 2013, the Company now serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including Basel III, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities, including CNB; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745